Press Release

Excelerate Energy Reports Strong Second Quarter 2025 Results and Raises Full-Year Guidance

The Woodlands, TX, August 11, 2025 – Excelerate Energy, Inc. (NYSE: EE) ("Excelerate" or the "Company") today reported its financial results for the second quarter ended June 30, 2025.

RECENT Highlights

•
Reported Net Income of $20.8 million for the second quarter
•
Reported Adjusted Net Income of $46.8 million for the second quarter
•
Reported Adjusted EBITDA of $107.1 million for the second quarter
•
Closed acquisition of the Jamaica integrated LNG and power platform in May; integration is on track and assets are exceeding operational expectations
•
Raised Full Year 2025 Adjusted EBITDA guidance, now expected to range between $420 million and $440 million
•
Declared a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis, representing an approximately 33 percent increase from the prior quarter, payable on September 4, 2025

CEO Comment

“Excelerate delivered another robust quarter, demonstrating the strength of our business model and our focus on operational excellence. Our results reflect the performance of our terminal services and early contributions from our Jamaica operations,” said Steven Kobos, President and CEO of Excelerate.

“The Jamaica transaction represents a strategic inflection point for Excelerate. Our growth strategy has long included owning and operating downstream infrastructure assets and today, our business model reflects that ambition. With the addition of the Montego Bay and Old Harbour LNG terminals and the Clarendon CHP plant, we’ve expanded our role in the LNG value chain and created a more diversified platform for growth. We remain focused on executing against the opportunity set in front of us and creating lasting value for our shareholders.”

Second quarter 2025 Financial REsults

	For the three months ended
(in millions, except per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024
Revenues	$204.6	$315.1	$183.3
Operating Income	$43.4	$65.7	$49.9
Net Income	$20.8	$52.1	$33.3
Adjusted Net Income (1)	$46.8	$55.6	$33.3
Adjusted EBITDA (1)	$107.1	$100.4	$89.0
Earnings Per Share (diluted)	$0.15	$0.46	$0.26
Adjusted Earnings Per Share (diluted) (1)	$0.34	$0.49	$0.26

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net income for the second quarter of 2025 decreased sequentially from the last quarter due to transition and transaction costs incurred as a result of the Jamaica acquisition. Net income and adjusted net income also decreased sequentially due to higher interest expense, expected seasonality primarily related to Atlantic Basin margin, and timing of vessel operating costs, partially offset by the addition of Jamaica EBITDA. Adjusted EBITDA for the second quarter of 2025 increased sequentially from the last quarter primarily due to the addition of Jamaica EBITDA, partially offset by lower Atlantic Basin margin in the second quarter of 2025 and the timing of vessel operating costs.

Net income for the second quarter of 2025 decreased from the prior year second quarter primarily due to transition and transaction costs incurred as a result of the Jamaica acquisition and an increase in interest expense, partially offset by the addition of Jamaica EBITDA. Adjusted net income and adjusted EBITDA for the second quarter of 2025 increased from the prior year second quarter primarily due to the addition of Jamaica EBITDA.

Key Commercial Updates

In May 2025, Excelerate completed its acquisition of an integrated LNG and power platform in Jamaica, including the Montego Bay and Old Harbour LNG terminals, the Clarendon combined heat and power plant, and small-scale LNG storage and regasification sites across the island. The Company has begun optimizing these assets to drive near-term EBITDA growth through improved performance and expanded commercial activity. Excelerate is also deepening its presence in Jamaica and the broader Caribbean to enhance the overall return profile of the transaction.

In July 2025, Excelerate finalized an agreement to purchase an LNG carrier. The vessel, which was renamed the Excelerate Shenandoah, will be used to service the previously announced mid-term Atlantic Basin supply deal. The LNG carrier also represents Excelerate’s first owned asset to be selected as an FSRU conversion candidate.

In July 2025, Excelerate signed a definitive agreement with Petrobras to install a reliquefaction unit on the floating regasification terminal Experience, located in Guanabara Bay, Brazil. The reliquefaction unit is expected to be installed during the next planned dry dock for the Experience. Once installed, this technology will help eliminate all excess cargo losses due to boil off and lower Excelerate's Scope 1 emissions, while upgrading the performance and life expectancy of the floating LNG terminal.

Liquidity and capital resources

As of June 30, 2025, Excelerate had $426.0 million in unrestricted cash and cash equivalents and the Company had no letters of credit under its revolving credit facility. All of the $500 million of undrawn capacity under the revolving credit facility was available for additional borrowings as of June 30, 2025.

QUARTERLY CASH DIVIDEND UPDATE

On July 31, 2025, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.08 per share, or $0.32 per share on an annualized basis, of Class A common stock, representing approximately a 33 percent increase from the prior quarter. The dividend is payable on September 4, 2025, to Class A common stockholders of record as of the close of business on August 20, 2025. With even greater confidence in its forward cash flow outlook following the Jamaica acquisition, Excelerate is now targeting a low double-digit annual dividend growth rate commencing in 2026 and continuing through 2028.

REVISED 2025 Financial Outlook

Excelerate has revised its full year 2025 guidance range. On July 29th, the Company announced that it had raised its full year 2025 Adjusted EBITDA guidance to include the anticipated contribution from the Jamaica acquisition from May 14, 2025 through December 31, 2025. As announced, the Company expects Adjusted EBITDA to range between $420 million and $440 million for the full year 2025.

Maintenance capex for 2025 is now expected to range between $65 million and $75 million. Committed Growth Capital for 2025 is now expected to range between $95 million and $105 million. The increase to Committed Growth Capital is primarily driven by the purchase of the LNG carrier, the Excelerate Shenandoah, in the third quarter.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Monday, August 11, 2025. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG-to-power value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from floating LNG terminals to infrastructure development to LNG supply and power generation. Excelerate has a presence in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, Jamaica, London, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies, and you are cautioned not to place undue reliance on this information. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other non-recurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2025 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

The Company uses Adjusted Gross Margin, a non-GAAP financial measure, which it defines as revenues less cost of LNG, gas and power and operating expenses, excluding depreciation and amortization, to measure its operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight into profitability and true operating performance excluding the implications of the historical cost basis of the Company’s assets.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus tax-effected transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight into profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because management believes it is a useful indicator of the Company’s operating performance. The Company defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. This measure has limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. For the foregoing reasons, Adjusted EBITDA has significant limitations that affect its use as an indicator of the Company’s profitability and valuation.

Adjusted Earnings Per Share

The Company uses Adjusted Earnings Per Share ("EPS"), a non-GAAP financial measure, which it defines as diluted EPS plus the per share impact of its tax-effected transition and transaction expenses. Management believes Adjusted EPS is useful because it provides insight on per share profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding: the ongoing integration of the Jamaica acquisition; our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, both generally and specifically in the Caribbean region; economic conditions, both generally and in particular in the regions in which we operate or plan to operate; the use of the new LNG carrier Excelerate Shenandoah; plans for the reliquefaction unit on the floating regasification terminal Experience; and projections regarding annual dividend rate growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10‐K for the year ended December 31, 2024, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: our ability to successfully complete and realize the anticipated benefits of the Jamaica acquisition, our ability to manage integration risks of the Jamaica acquisition; unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or existing or anticipated project cancellation; the competitive market for liquefied natural gas (“LNG”)

regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; risks associated with conducting business outside of the United States, including political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our floating regasification terminals; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; the technical complexity of our infrastructure assets; the risks inherent in operating our infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; shortages of qualified officers and crew impairing our ability to operate or increasing the cost of crewing our floating regasification terminals; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; and other risks, uncertainties and factors set forth in any of our filings with the SEC. These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Form 10-Q. For example, the current global economic uncertainty and geopolitical climate, including wars and conflicts, and world or regional health events, including pandemics and epidemics and governmental and third-party responses thereto, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this Form 10-Q. While we believe that the statements provided herein are supported by information obtained in a reasonable manner, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(In thousands, except share and per share amounts)
Revenues
Terminal services	$148,833	$148,365	$150,987
LNG, gas and power	55,723	166,725	32,346
Total revenues	204,556	315,090	183,333
Operating expenses
Cost of LNG, gas and power (exclusive of items below)	40,427	160,759	31,173
Operating expenses	46,023	41,938	46,579
Depreciation and amortization	25,518	21,643	30,400
Selling, general and administrative expenses	21,543	21,352	25,300
Transition and transaction expenses	27,659	3,682	—
Total operating expenses	161,170	249,374	133,452
Operating income	43,386	65,716	49,881
Other income (expense)
Interest expense	(20,683)	(11,058)	(12,057)
Interest expense – related party	(3,249)	(3,258)	(3,419)
Earnings from equity method investment	600	596	592
Other income, net	6,285	6,154	5,707
Income before income taxes	26,339	58,150	40,704
Provision for income taxes	(5,574)	(6,027)	(7,427)
Net income	20,765	52,123	33,277
Less net income attributable to non-controlling interests	16,036	40,736	26,605
Net income attributable to shareholders	$4,729	$11,387	$6,672

Net income per common share – basic	$0.15	$0.48	$0.27
Net income per common share – diluted	$0.15	$0.46	$0.26
Weighted average shares outstanding – basic	31,489,508	23,900,116	25,175,057
Weighted average shares outstanding – diluted	32,162,826	106,751,592	25,338,067

Excelerate Energy, Inc.

Consolidated Balance Sheets (Unaudited)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$425,998	$537,522
Current portion of restricted cash	3,245	2,612
Accounts receivable, net	78,831	119,960
Current portion of net investments in sales-type leases	45,367	43,471
Other current assets	55,898	50,714
Total current assets	609,339	754,279
Restricted cash	14,838	14,361
Property and equipment, net	2,098,767	1,622,896
Intangible assets, net	365,378	—
Goodwill	249,240	—
Operating lease right-of-use assets	177,123	4,563
Net investments in sales-type leases	353,817	376,814
Investments in equity method investee	19,801	19,295
Deferred tax assets, net	31,295	27,559
Other assets	90,482	63,448
Total assets	$4,010,080	$2,883,215
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$20,586	$7,135
Accrued liabilities and other liabilities	101,902	70,022
Current portion of deferred revenues	34,670	58,185
Current portion of long-term debt	20,097	46,793
Current portion of long-term debt – related party	9,291	8,943
Current portion of operating lease liabilities	23,217	1,551
Current portion of finance lease liabilities	24,212	23,475
Total current liabilities	233,975	216,104
Long-term debt, net	926,141	286,760
Long-term debt, net – related party	156,836	161,952
Operating lease liabilities	149,098	3,447
Finance lease liabilities	156,457	167,908
TRA liability	58,955	58,736
Asset retirement obligations	50,163	43,690
Long-term deferred revenues	27,430	27,722
Other long-term liabilities	101,622	28,395
Total liabilities	$1,860,677	$994,714
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 34,675,087 shares issued as of June 30, 2025 and 26,432,131 shares issued as of December 31, 2024)	35	26
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of June 30, 2025 and December 31, 2024)	82	82
Additional paid-in capital	633,700	467,429
Retained earnings	84,898	72,322
Accumulated other comprehensive income	113	502
Treasury stock (2,674,030 shares as of June 30, 2025 and 2,564,058 shares as of December 31, 2024)	(54,688)	(52,375)
Non-controlling interests	1,485,263	1,400,515
Total equity	$2,149,403	$1,888,501
Total liabilities and equity	$4,010,080	$2,883,215

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the six months ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities	(In thousands)
Net income	72,888	$61,417
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	47,161	53,310
Amortization of operating lease right-of-use assets	3,343	860
ARO accretion expense	960	918
Amortization of debt issuance costs	4,444	1,715
Deferred income taxes	845	2,566
Share of net earnings in equity method investee	(1,196)	(1,123)
Distributions from equity method investee	1,530	—
Long-term incentive compensation expense	5,358	3,297
(Gain) loss on non-cash items	—	(44)
Changes in operating assets and liabilities:
Accounts receivable	85,578	51,511
Other current assets and other assets	1,864	(10,892)
Accounts payable and accrued liabilities	16,182	(23,935)
Current portion of deferred revenue	(28,218)	2,331
Net investments in sales-type leases	21,101	8,004
Operating lease assets and liabilities	(3,196)	(871)
Other long-term liabilities	13,305	5,976
Net cash provided by operating activities	$241,949	$155,040

Cash flows from investing activities
Net cash paid for acquisition	(1,048,091)	—
Purchases of property and equipment	(77,408)	(38,268)
Net cash used in investing activities	$(1,125,499)	$(38,268)

Cash flows from financing activities
Proceeds from issuance of Class A Common stock, net	201,904	—
Repurchase of Class A Common Stock	—	(20,324)
Proceeds from issuance of long-term debt	800,000	—
Repayments of long-term debt	(175,172)	(20,627)
Repayments of long-term debt – related party	(4,768)	(4,455)
Payment of debt issuance costs	(19,376)	—
Principal payments under finance lease liabilities	(10,714)	(10,081)
Taxes withheld for long-term incentive compensation	(1,027)	(253)
Dividends paid	(3,382)	(1,278)
Distributions	(13,984)	(6,541)
Other financing activities	(433)	477
Net cash provided by (used in) financing activities	$773,048	$(63,082)

Effect of exchange rate on cash, cash equivalents, and restricted cash	88	(6)

Net increase (decrease) in cash, cash equivalents and restricted cash	(110,414)	53,684

Cash, cash equivalents and restricted cash
Beginning of period	$554,495	$572,458
End of period	$444,081	$626,142

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of Adjusted Gross Margin to the GAAP financial measures of gross margin for each of the periods indicated.

	For the three months ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(In thousands)
Terminal services	$148,833	$148,365	$150,987
LNG, gas and power	55,723	166,725	32,346
Cost of LNG, gas and power	(40,427)	(160,759)	(31,173)
Operating expenses	(46,023)	(41,938)	(46,579)
Depreciation and amortization expense	(25,518)	(21,643)	(30,400)
Gross Margin	$92,588	$90,750	$75,181
Depreciation and amortization expense	25,518	21,643	30,400
Adjusted Gross Margin	$118,106	$112,393	$105,581

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(In thousands)
Net income	$20,765	$52,123	$33,277
Add back:
Transition and transaction expenses	27,659	3,682	—
Tax impact on adjustments	(1,615)	(174)	—
Adjusted Net Income	$46,809	$55,631	$33,277

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(In thousands)
Net income	$20,765	$52,123	$33,277
Interest expense	23,932	14,316	15,476
Provision for income taxes	5,574	6,027	7,427
Depreciation and amortization expense	25,518	21,643	30,400
Accretion expense	483	477	463
Long-term incentive compensation expense	3,206	2,152	1,920
Transition and transaction expenses	27,659	3,682	—
Adjusted EBITDA	$107,137	$100,420	$88,963

The following table presents a reconciliation of Adjusted Dilutive EPS to the GAAP financial measures of dilutive EPS for each of the periods indicated.

	For the three months ended
	June 30, 2025	March 31, 2025	June 30, 2024
Earnings Per Share (diluted)	$0.15	$0.46	$0.26
Add back:
Transition and transaction expenses	0.24	0.03	—
Tax impact on adjustments	(0.05)	—	—
Adjusted Earnings Per Share (diluted)	$0.34	$0.49	$0.26

	2025E	2025E
(In millions)	Low Case	High Case
Income before income taxes	$167	$197
Interest expense	95	90
Depreciation and amortization expense	110	105
Accretion expense	2	2
Long-term incentive compensation expense	10	15
Transition and transaction expenses	36	31
Adjusted EBITDA	$420	$440

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.